Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated November 12, 2024, with respect to the consolidated financial statements of Locafy Limited included in the Annual Report on Form 20-F for the year ended June 30, 2024.

We consent to the incorporation by reference of the said report in the Registration Statement of Locafy Limited on Form F-3 (File No. 333-272066), as amended.

/s/ Grant Thornton Audit Pty Ltd
GRANT THORNTON AUDIT PTY LTD

Perth, Australia
November 12, 2024